Exhibit 99.2 - Form 5 Joint Filer Information
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Name:  S.A.C. Capital Management, LLC

Address:  540 Madison Avenue, New York NY 10022

Designated Filer:  S.A.C. Capital Advisors, LLC

Issuer & Ticker Symbol:  WCI Communities, Inc. ("WCI")

Date of Event Requiring Statement:  November 2, 2007



Name:  Steven A. Cohen

Address:  72 Cummings Point Road, Stamford CT 06902

Designated Filer:  S.A.C. Capital Advisors, LLC

Issuer & Ticker Symbol:  WCI Communities, Inc. ("WCI")

Date of Event Requiring Statement:  November 2, 2007